Exhibit 11.3

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Offering Statement on Form 1-A/A of our report dated April 27, 2023 relating to the financial statements of Connect Invest II LLC as of and for the years ended December 31, 2022 and 2021. We also consent to the reference of our firm under the caption “Experts” in this Offering Statement.

Las Vegas, Nevada
June 18, 2024